Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Switz and Gokul V. Hemmady, and each of them, his or her true and lawful attorney-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-4 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     This power of attorney has been signed by the following persons in the capacities indicated and on the dates listed below.

Signature	Title	Date:

/s/ John A. Blanchard III John A. Blanchard III	Chairman	June 28, 2006

/s/ Robert E. Switz	President and Chief Executive Officer and Director	June 16, 2006
Robert E. Switz	(principal executive officer)

/s/ Gokul V. Hemmady	Vice President and Chief Financial Officer	June 28, 2006
Gokul V. Hemmady	(principal financial officer)

/s/ James G. Mathews	Vice President and Controller	June 14, 2006
James G. Mathews	(principal accounting officer)

/s/ John J. Boyle III John J. Boyle III	Director	June 19, 2006

/s/ James C. Castle, Ph.D. James C. Castle, Ph.D.	Director	June 16, 2006

/s/ Mickey P. Foret Mickey P. Foret	Director	June 16, 2006

/s/ J. Kevin Gilligan J. Kevin Gilligan	Director	June 16, 2006

/s/ Lois M. Martin Lois M. Martin	Director	June 16, 2006

/s/ John E. Rehfeld John E. Rehfeld	Director	June 19, 2006

/s/ Jean-Pierre Rosso Jean-Pierre Rosso	Director	June 17, 2006

/s/ William R. Spivey, Ph.D. William R. Spivey, Ph.D.	Director	June 17, 2006

/s/ Larry W. Wangberg Larry W. Wangberg	Director	June 20, 2006

/s/ John D. Wunsch John D. Wunsch	Director	June 16, 2006